UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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     by Rule 14a-6(e)(2))
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                       Golden West Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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EDGARLink 7.0 (8/00) Ver. 3.1

                                     [LOGO]

                                  GOLDEN WEST
                              FINANCIAL CORPORATION

                 1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612






                                                                 March 12, 2001

Dear Stockholder:

   The Annual Meeting of Stockholders of Golden West Financial Corporation will be held May 1, 2001, commencing at 11:00 a.m. on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California. The Management and Directors of Golden West Financial Corporation look forward to meeting with you at that time.

   Attached to this letter is the formal notice of meeting and proxy statement. We urge you to complete and return the enclosed proxy immediately. A prepaid return envelope is provided for that purpose. If you attend the meeting, you may withdraw your previously mailed proxy and vote at the meeting.


   Sincerely yours,


       /s/ Herbert M. Sandler                /s/ Marion O. Sandler
       HERBERT M. SANDLER                    MARION O. SANDLER
       Chairman of the Board and             Chairman of the Board and
       Chief Executive Officer               Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                        GOLDEN WEST FINANCIAL CORPORATION

   The Annual Meeting of Stockholders of Golden West Financial Corporation (the "Company") will be held on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California on Tuesday, May 1, 2001, commencing at 11:00 a.m., for the following purposes:

     (1) To elect three members of the Board of Directors to hold office for three-year terms and until their successors are duly elected and qualified;

     (2)  To ratify the selection of independent auditors; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

   The close of business on March 5, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during ten days prior to the meeting, at the office of the Secretary of Golden West Financial Corporation, 1901 Harrison Street, Oakland, California.

                                   By order of the Board of Directors

                                   /s/ Michael Roster
                                   MICHAEL ROSTER
                                   Executive Vice President and Secretary

March 12, 2001

IMPORTANT:  We want to assure that you are represented at the meeting. Please complete, date, sign and mail the enclosed proxy promptly in the return envelope, which we have provided.

                                  PROXY STATEMENT

   The enclosed proxy is solicited on behalf of the Board of Directors of Golden West Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders on May 1, 2001 ("Annual Meeting") for the purposes set forth in the foregoing notice. Any stockholder may revoke his or her proxy at any time prior to exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or upon request if such stockholder is present at the meeting and chooses to vote in person.

   The expense of soliciting proxies will be paid by the Company. Proxies may be solicited by regular employees of the Company either in person or by telephone or other electronic media, and the Company will upon request reimburse persons holding shares in their names, or in the names of their nominees, but not owning the shares beneficially, for reasonable expenses of forwarding proxy materials to their principals.

   The principal executive offices of the Company are located at 1901 Harrison Street, Oakland, California 94612. This proxy statement and the enclosed proxy are being sent or given to stockholders commencing March 12, 2001.


                                VOTING SECURITIES

   Only stockholders of record on the books of the Company at the close of business on March 5, 2001 ("Record Date") will be entitled to vote at the Annual Meeting. On the Record Date there were outstanding 158,503,537 shares of Common Stock of the Company, $.10 par value. Stockholders are entitled to one vote for each share held except that, in the election of Directors, each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held by such stockholder multiplied by the number of Directors to be elected (three), which votes may be cast for a single candidate or distributed among any or all candidates as such stockholder sees fit. The three candidates for Director receiving the highest number of votes shall be elected. Consistent with Delaware law, abstentions and broker non-votes will not be counted, except that shares owned by stockholders submitting signed proxies will be counted for the purpose of determining whether a quorum of stockholders is present at the Annual Meeting.


                              ELECTION OF DIRECTORS

   Pursuant to Article Seventh of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes. Each class of Directors consists of three Directors. The second class of Directors is being elected at the 2001 Annual Meeting and will serve until the 2004 Annual Meeting. The third class of Directors will serve until the 2002 Annual Meeting and the first class of Directors will serve until the 2003 Annual Meeting.

     Three Directors are to be elected at the 2001 Annual Meeting. Patricia A. King, Marion O. Sandler and Leslie Tang Schilling are nominees for Directors. All three nominees were elected Directors by a vote of the stockholders at the 1998 Annual Meeting of Stockholders.

   In the absence of instructions to the contrary, shares represented by the enclosed proxy will be voted FOR the election of the above nominees to the Board of Directors. If any of such persons are unable or unwilling to be nominated for the office of Director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominees as the Company's Board of Directors may propose. The management of the Company has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a Director. Notwithstanding the foregoing, if one or more persons other than those named above are nominated as candidates for the office of Director, the proxy holders may cumulate votes and the enclosed proxy may be voted in favor of any one or more of the nominees named above, to the exclusion of others, and in such order of preference as the proxy holders may determine in their discretion.

     Set forth below is certain information concerning the nominees and the members of the Board of Directors who will continue in office after the 2001 Annual Meeting:

                                                                                  Common Stock
                                                                             Beneficially Owned as of
                                                                                February 28, 2001(1)
                                                                            ------------------------
Continuing Directors and     Business Experience          Served as
  Nominees for Director     During Past Five Years        Director            Number         Percent
         (Class)            and Other Information          Since     Age     of Shares      of Class
------------------------   -------------------------      --------  ------  ------------    --------
Maryellen Cattani          Attorney-at-Law (2)              1996      57          6,000        --
Herringer(I)

Louis J. Galen (III)       Retired (Since 1982)Company      1959      75      3,464,344(3)     2.2%
                           Officer,Private Investor

Antonia Hernandez (III)    President and General            1995      53          3,660        --
                           Counsel of The Mexican
                           American Legal Defense
                           and Educational Fund

Patricia A. King (II)      Professor of Law,                1994      58            450        --
                           Georgetown University,
                           Washington, DC; Adjunct
                           Professor, Department of
                           Health Policy and
                           Management, School of
                           Hygiene and Public Health,
                           Johns Hopkins University

Bernard A. Osher (III)     Private investor                 1970      73      8,061,450        5.0%

Kenneth T. Rosen (I)       Professor of Business            1984      52          9,000         --
                           Administration, Haas School
                           of Business; Chairman of
                           the Fisher Center for Real
                           Estate and Urban Economics,
                           University of California,
                           Berkeley

Herbert M. Sandler (I)(4)  Chairman of the Board and        1963      69     15,692,005(5)(6)  9.8%
                           Chief Executive Officer of
                           the Company,  World Savings
                           Bank, FSB, and World
                           Savings Bank, FSB (Texas)

Marion O. Sandler (II)(4)  Chairman of the Board and        1963      70     16,849,225(5)(7)  10.5%
                           Chief Executive Officer of
                           the Company, World Savings
                           Bank, FSB, and World
                           Savings Bank, FSB (Texas)

Leslie Tang Schilling (II) President of L.T.D.D., Inc.      1996      46          3,005          --
                           and Chairperson of Union
                           Square Investment Company(8)

All Directors and officers as a group(14 persons)                            30,369,454(9)     19.0%

--------------------
(1) Held directly with sole voting and investment powers unless otherwise noted, subject to community property laws where applicable.

(2) Ms. Cattani Herringer is a member of the Board of Directors of ABM Industries Incorporated.

(3) Includes 3,163,744 shares held in trust by Mr.Galen with sole voting and investment powers. Also includes 88,500 shares, with shared voting and investment powers, held in a charitable trust for which Mr. Galen is trustee.

(4)  Member of the Executive Committee.

(5) Includes for both Herbert M. Sandler and Marion O. Sandler, husband and wife, 15,171,805 shares, with shared voting and investment powers, held jointly by Mr. and Mrs. Sandler, as co-trustees.

(6) Includes for Herbert M. Sandler 2,700 shares with voting and investment powers in trust for the benefit of his sister-in-law, 489,624 shares with shared voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendants with Mr. and Mrs. Sandler as co-trustees, and 517,500 shares which Mr. Sandler may acquire upon exercise of employee stock options exercisable on February 28, 2001, or within 60 days thereafter.

(7) Includes for Marion O. Sandler 90,180 shares with voting and investment powers in trust for the benefit of herself and descendants, 1,069,740 shares with voting and investment powers held in trusts for the benefit of Mr.and Mrs. Sandler's descendants, 489,624 shares with shared voting and investment powers held in trusts for the benefit of Mr.and Mrs. Sandler's descendants with Mr. and Mrs. Sandler as co-trustees, and 517,500 shares which Mrs. Sandler may acquire upon exercise of employee stock options exercisable on February 28, 2001, or within 60 days thereafter.

(8) Leslie Tang Schilling is a member of the Board of Directors of Tristate Holdings, Ltd.

(9) Includes 17,573,630 shares as to which officers and Directors share with others voting and/or investment powers. Also includes 1,507,750 shares, which certain officers may acquire upon the exercise of employee stock options exercisable on February 28, 2001, or within 60 days thereafter.

    The continuing Directors and nominees for elections as Directors have had the principal occupations or employments set forth in the foregoing table for at least the past five years, except for: Maryellen Cattani Herringer, who was Executive Vice President, General Counsel and Secretary of APL, Ltd., a shipping company, until December 1997; and Bernard A. Osher who until October 1999 was Chairman of Butterfield and Butterfield, Auctioneers.

    Herbert M. Sandler and Marion O. Sandler are husband and wife. Bernard A. Osher is the brother of Mrs. Sandler. Herbert M. Sandler, Marion O. Sandler and Bernard A. Osher may be deemed to be "control" persons of the Company, within the meaning of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The business address for Mr. and Mrs. Sandler is 1901 Harrison Street, Oakland, California 94612. The business address for Mr. Osher is 909 Montgomery Street, Suite 300, San Francisco, California 94133.

    During 2000, the Company's Board of Directors held four meetings. The Board of Directors has standing Nominating, Audit, Compensation and Stock Option Committees. The members of the Nominating Committee in 2000 were Maryellen Cattani Herringer, Louis J. Galen and Antonia Hernandez. The Nominating Committee's principal function is to identify and propose to the Board qualified individuals as potential candidates for the position of Director. The Nominating Committee does not consider recommendations from stockholders for nominations for Director. The Nominating Committee met once during 2000. The members of the Audit Committee in 2000 were Maryellen Cattani Herringer, Louis J. Galen and Kenneth T. Rosen. The Audit Committee members are independent as defined in
Section 303.01 (B)(2)(a) and (3) of the New York Stock Exchange listing standards. The principal function of the Audit Committee is to assist the Board of Directors in overseeing the corporate financial reporting process and the internal and external audits of the Company. The Audit Committee held four meetings of its members during 2000. The report of the Audit Committee is set forth below:


Report of the Audit Committee

    The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

    In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. In addition, the Audit Committee has considered whether the independent auditor's provision of non-audit services to the Company is compatible with the auditor's independence.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Kenneth T. Rosen
Maryellen Cattani Herringer
Louis J. Galen

On July 20, 2000, the Audit Committee adopted an Audit Committee Charter in the form attached hereto as Appendix A.


Compensation Committee Report on Executive Compensation

     The members of the Compensation and Stock Option Committees in 2000 were Patricia A. King, Kenneth T. Rosen and Leslie Tang Schilling. The Compensation Committee met twice during 2000. The report of the Compensation Committee is set forth below:

To the Board of Directors:

    The Compensation Committee's primary functions are to review, and to recommend for review by the Board of Directors, the salaries and other compensation of the Company's senior executive officers, and to administer the Company's Annual Incentive Bonus Plan (the "Incentive Plan"). The Compensation Committee also serves as the Company's stock option committee, and in that capacity approves the grants of stock options pursuant to the Company's Stock Option Plan, including grants of stock options to executive officers of the Company.

    The Compensation Committee met in February 2000 (a) to review and recommend to the Board of Directors the salaries of the Company's chief executive officers (the "Chief Executive Officers") for 2000 and (b) to determine the incentive awards payable to the Chief Executive Officers under the terms of the Incentive Plan for the Company's 1999 performance. Incentive awards payable under the Incentive Plan are tied to specific Company performance criteria. In April 2000, the Committee met (i) to set performance criteria under the Incentive Plan for 2000, and (ii) to recommend to the Board of Directors salaries, for the period from May 1, 2000 through April 30, 2001 for the Company's President and Senior Executive Vice President (together with the Chief Executive Officers, the "Senior Executive Officers"). In February 2001, the Committee met (a) to certify the Company's 2000 performance under the Incentive Plan and (b) to determine the amount of awards payable to the Chief Executive Officers for 2000.

    The cash compensation of the Company's other executive officers was determined through normal annual reviews by their respective managers, who included one or more of the Chief Executive Officers, the President or the Senior Executive Vice President. The compensation of each such officer was determined in such reviews according to the officer's individual performance in such officer's area of responsibility and the manager's assessment of the officer's contribution to the performance of the Company.

  Compensation Goals and Criteria

    The Committee's goals were to provide compensation that (a) reflects both the Company's and the executives' performance; (b) compares reasonably with compensation in the relevant market; and (c) attracts and retains high quality executives. In evaluating compensation for the Senior Executive Officers, the Committee compared the Company's performance, according to the criteria set forth below, to the performance of a peer group, and the compensation of the Company's Senior Executive Officers to the compensation of executives in the peer group. The Committee selected a peer group consisting of the top performing regional bank holding companies with between $30 billion and $75 billion in assets as of December 31, 1999 and a primary bank operating subsidiary with a rating from Moody's of A1 or better and from Standard and Poor's of A+ or better (Bank of New York Corp., Fifth Third Bancorp, Mellon Bank Corp., Northern Trust Corp., Regions Financial Corp., and Wachovia Corp.), and the nation's largest savings and loan holding company (Washington Mutual).

    The criteria according to which the Committee compared the performance of the Company to the peers included the following: total assets; year-end stock prices; net earnings; fully-diluted net income per share; return on average assets; return on average equity; capital levels; the ratio of non-performing assets ("NPAs") and troubled debt restructured ("TDRs") to period-end loans; the ratio of net charge-offs to average loans and leases; loan loss coverage; the ratio of general and administrative expenses ("G&A") to interest income and other income; the ratio of non-interest expenses to pretax earnings; and the ratio of pretax earnings to net interest income and non-interest income. Additional factors considered by the Committee in evaluating compensation included: compliance with long-term plans and budgets; attainment of regulatory examination ratings by the Company and its operating subsidiaries, World Savings Bank, FSB, World Savings and Loan Association (now merged with World Savings Bank, FSB) and World Savings Bank, FSB (Texas); attainment of regulatory capital standards by the operating subsidiaries; strategic accomplishments of the Company; and the general assessment of the executives by peers, equity analysts and others.

    With respect to total compensation, the Committee considered annual compensation of the Company's Senior Executive Officers relative to executives in the peer group for the period 1997 through 1999, including: (i) salary, bonuses and other forms of cash compensation; and (ii) equity-based compensation, including restricted stock and stock options. The Committee concluded that while exact comparisons could not be made, the compensation of the Company's Senior Executive Officers was reasonable in light of the Company's performance and the compensation of peer group executives.


  Tax Deductibility of Executive Compensation

    Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's two Chief Executive Officers and to each of the other three most highly compensated executive officers. The Company generally may deduct compensation paid to an executive officer only to the extent that any such compensation in excess of $1 million during the relevant fiscal year is based on the attainment of performance goals determined by a compensation committee of the board of directors. The Incentive Plan, which is designed to assure that certain cash compensation is "performance-based" and therefore deductible, was approved at the 1997 Annual Meeting. Non-qualified stock options granted under the Company's Stock Option Plan qualify as "performance-based" under Section 162(m). Even without the provisions of Section 162(m), however, incentive stock options granted under the Company's Stock Option Plan generally would not entitle the Company to a tax deduction.

  2000 Compensation for the Chief Executive Officers

    In April 2000, the Committee established performance standards and targets for 2000. The performance standards upon which the targets were based included Return on Average Assets, Return of Average Equity, Diluted Earnings Per Share, General and Administrative Expenses to Average Assets and Nonperforming Assets to Total Assets. In February 2001, the Committee met to certify the Company's 2000 performance under the Incentive Plan and to determine the amount of awards payable to the Chief Executive Officers for 2000. At that time, the Compensation Committee also reviewed the salaries of the Company's Chief Executive Officers and determined that the current salaries were appropriate in light of the Company's performance and the existence of the Incentive Plan. With respect to the Incentive Plan, during the year ended December 31, 2000 (the "2000 Plan Year"), the Company met or exceeded the performance targets established by the Committee at the beginning of the 2000 Plan Year. As a result of the Company's performance during the 2000 Plan Year, the Committee confirmed an award under the Incentive Plan to each Chief Executive Officer in the amount of $236,500.

                                     COMPENSATION COMMITTEE
                                        Patricia A. King, Chair
                                        Kenneth T. Rosen
                                        Leslie Tang Schilling

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").

    Based solely on the Company's review of such reports and written representations from certain persons that certain of such reports were not required to be filed by such persons, no officer, Director or person who owns more than ten percent of a registered class of the Company's equity securities failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 2000, except that, with respect to James T. Judd, due to an administrative oversight, neither a Form 4 nor a Form 5 were filed in a timely manner for the sale of 17,130 shares of stock in September 1997.

Securities Ownership of Certain Beneficial Owners and Management

    The following table sets forth the beneficial ownership, as of the dates indicated, of each stockholder other than Herbert M. Sandler, Marion O. Sandler and Bernard A. Osher, known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The table also sets forth the beneficial ownership, as of February 28, 2001, of each of the executive officers named in the Summary Compensation Table located elsewhere in this proxy statement who are not also Directors of the Company:

                                                Amount and Nature of   Percent
        Name and Address of Beneficial Owner    Beneficial Ownership   of Class
        ------------------------------------    --------------------   --------
        Davis Selected Advisors, L.P........       12,286,165(1)         7.8%
        2949 East Elvira Road, Suite 101
        Tucson, AZ 85706

        Dodge & Cox, Incorporated...........       11,526,235(2)         7.3%
        One Sansome Street, 35th Floor
        San Francisco, CA  94104

        Russell W. Kettell..................        1,163,370(3)          .7%
        President and Treasurer of the Company
        and Senior Executive Vice President of
        World Savings Bank, FSB, and
        World Savings Bank, FSB (Texas)
        1901 Harrison Street
        Oakland, CA  94612

        James T. Judd.......................          201,050(3)          .1%
        Senior Executive Vice President
        of the Company and President and
        Chief Operating Officer of
        World Savings Bank, FSB, and
        World Savings Bank, FSB (Texas)
        1901 Harrison Street
        Oakland, CA  94612

----------------------

(1) Includes 12,286,165 shares with sole voting power, 12,286,165 shares with sole disposition power, based upon SEC Schedule 13G dated February 14, 2001.

(2) Includes 11,526,235 shares with sole disposition power, 10,740,960 with sole voting power and 99,200 with shared voting power, based upon SEC Schedule 13G dated February 14, 2000.

(3) Includes 257,100 and 151,050 shares, which Messrs. Kettell and Judd, respectively, may acquire upon exercise of employee stock options exercisable on February 28, 2001 or within 60 days thereafter.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

    The compensation paid to each of the two Chief Executive Officers and to the three most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries is set forth below:

                           SUMMARY COMPENSATION TABLE
              For the Years Ended December 31, 2000, 1999, and 1998

                                                                                     Long Term
                                                   Annual Compensation             Compensation
                                             --------------------------------  ----------------------
                                                                 Other Annual             All Other
                                                                 Compensation  Options   Compensation
Name and Principal Position            Year  Salary(A)  Bonus(B)     (C)       (#)(E)         (F)
---------------------------           ------ --------- --------- ------------  ---------  -----------
HERBERT M. SANDLER . . . . . . . .     2000  $950,004  $236,500    $23,067      120,000      $5,250
  Chairman of the Board and Chief      1999   950,004   180,000     22,048       60,000       5,000
  Executive Officer of the             1998   950,004   124,864     10,954       37,500       5,000
  Company, World Savings Bank,
  FSB, and World Savings Bank, FSB
  (Texas)

MARION O. SANDLER . . . . . . . .      2000   950,004   236,500     15,629       120,000       5,250
  Chairman of the Board and Chief      1999   950,004   180,000     16,737        60,000       5,000
  Executive Officer of the             1998   950,004   124,864     13,408        37,500       5,000
  Company, World Savings Bank,
  FSB, and World Savings Bank, FSB
  (Texas)

JAMES T. JUDD . . . . . . . . . .      2000   720,923        --     25,439       120,000       5,250
  Senior Executive Vice President      1999   668,312        --     19,408        30,000       5,000
  of the Company and President and     1998   636,484        --     76,531(D)     30,000       5,284
  Chief Operating Officer of World
  Savings Bank, FSB, and World
  Savings Bank, FSB (Texas)

RUSSELL W. KETTELL. . . . . . . .      2000   646,758        --     12,738       120,000       5,250
  President and Treasurer of the       1999   606,808        --     11,867        30,000       5,000
  Company and Senior Executive         1998   577,908        --     12,002        30,000       6,336
  Vice President of World Savings
  Bank, FSB, and World Savings
  Bank, FSB (Texas)

MICHAEL ROSTER . . . . . . . . .       2000   307,566        --       359         75,000       5,250
  Executive Vice President and         1999        --        --        --             --          --
  General Counsel of the Company,      1998        --        --        --             --          --
  World Savings Bank, FSB, and
  World Savings Bank, FSB (Texas)

-----------------------

(A)  Amounts shown include cash compensation earned by executive officers.

(B) Amounts shown include cash compensation earned under the Company's Incentive Plan.

(C) Amounts are for cash reimbursement for income taxes on account of certain fringe benefits provided to such individuals.

(D) Includes $62,000 for cash reimbursement for moving expenses incurred during 1998.

(E)  Options granted are under the Company's 1996 Stock Option Plan.

(F) Amounts shown in this column represent, primarily, Company contributions on behalf of each of these officers to the Company's 401(K) plan, $5,250
     (2000)and $5,000 (1999 and 1998).

Indebtedness of Management

    The following table sets forth information relating to all loans made to each individual who was a Director or officer of the Company during 2000:

                                                                 Range of
                            Highest            Unpaid         Interest Rates
                          Indebtedness      Balance as of    from Jan.1, 2000
  Name                 Since Dec.31, 1999   Feb.28, 2001      to Feb.28, 2001
  -----                ------------------  ---------------   ------------------
  Carl M. Andersen....    $178,284           $174,217           7.22% to 8.07%
                           277,295            272,391           6.07  to 6.92
  William C. Nunan....     278,297            269,326           5.77  to 6.62

     All of the above loans are secured by first trust deeds on single-family residences. Carl M. Andersen and William C. Nunan are Group Senior Vice Presidents of the Company. Both officers hold their same titles with World Savings Bank, FSB and World Savings Bank, FSB (Texas).


Deferred and Retirement Compensation

    The Company has entered into deferred compensation agreements with certain of the key employees of the Company and its subsidiaries, as selected by the Office of the Chairman, including Messrs. Judd, Kettell and Roster.

    The agreements provide for benefits payable in monthly installments over ten years upon retirement at age 65 or upon the death of the employee (paid to his beneficiary). The agreements contain vesting schedules that provide for full vesting by ages ranging from 58 to 65, depending upon the age of the employee at the time the agreement was executed. The vesting schedules provide that one-third of the benefits vest during the first half of the vesting period and two-thirds vest during the second half.

    The annual installments payable upon retirement at age 65 or death to Messrs. Judd, Kettell and Roster are $400,000, $375,000 and $200,000, respectively. As of December 31, 2000, Messrs. Judd, Kettell and Roster had accumulated vested benefits which would entitle them to annual installments payable, as described above, of $355,500, $334,263 and $11,655, respectively. During 2000, the following amounts under the agreements were vested for the accounts of Messrs. Judd, Kettell and Roster, respectively: $333,300, $305,530 and $116,550. In addition, Mr. Judd has $400,000 in fully vested benefits remaining from a separate deferred compensation agreement that originally provided for an aggregate of 120 monthly installments of $8,333 each, to be paid to him at his election.

    The Company carries life insurance policies on the lives of these employees in amounts estimated to be sufficient to cover its obligations under the agreements. If assumptions as to mortality experiences, future policy dividends and other factors are realized, the Company will recover an amount equal to all retirement payments under the agreements, plus the premiums on the insurance contracts and the interest that could have been earned on the use of the retirement and premium payments.


Compensation of Directors

    An annual retainer of $22,000, paid monthly, and a fee of $4,000 for each Board of Directors meeting attended is paid to Directors who are not employees of the Company. In addition, the Chairman of the Audit Committee receives a fee of $1,500 per Audit Committee meeting attended and each of the other members of the Audit Committee receives a fee of $1,250 for each Audit Committee meeting attended.

Stock Options

    Information concerning individual grants of stock options made to the two Chief Executive Officers and to the three most highly compensated executive officers of the Company during the year ended December 31, 2000 is set forth below:


                               OPTION GRANTS TABLE

                 Option Grants for Year Ended December 31, 2000

                                  Individual Grants (A)
                       ---------------------------------------------          Potential Realizable
                                                                             Value at Assumed Annual
                                  % of Total                                   Rates of Stock Price
                        Options  Options Granted  Exercise or               Appreciation for Option Term
                        Granted  to Employees in  Base Price   Expiration   ----------------------------
Name                      (#)      Fiscal Year    ($/Share)       Date           5%                10%
----                   --------- ---------------   --------    ----------   ----------        ----------
Herbert M. Sandler....  120,000        8.7%        $30.38       4/7/2010    $2,292,600        $5,809,800
Marion O. Sandler.....  120,000        8.7          30.38       4/7/2010     2,292,600         5,809,800
James T. Judd.........  120,000        8.7          30.38       4/7/2010     2,292,600         5,809,800
Russell W. Kettell....  120,000        8.7          30.38       4/7/2010     2,292,600         5,809,800
Michael Roster........   75,000        5.5          29.00      2/15/2010     1,368,000         3,466,500

--------------------

(A) All options were granted with a per share exercise price equal to the fair market value of a share of Company Common Stock on the date of grant. The options become exercisable on the second anniversary of the grant date. The Company did not grant any stock appreciation rights.


    Information concerning exercises of stock options by these individuals during the year ended December 31, 2000, and certain information concerning unexercised stock options is set forth below:


                    OPTION EXERCISES AND YEAREND VALUE TABLE

      Aggregated Option Exercises for the Year Ended December 31, 2000 and
                     December 31, 2000 Yearend Option Values

                                                       Number of             Value of Unexercised
                                                 Unexercised Options at     In-the-Money Options at
                       Shares                     December 31, 2000(#)        December 31, 2000(B)
                     Acquired on    Value     --------------------------  ---------------------------
Name                 Exercise(#)  Realized(A)  Exercisable  Unexercisable  Exercisable   Unexercisable
                     -----------  -----------  -----------  -------------  ------------  -------------
Herbert M. Sandler..    60,000    $1,302,500      457,500       180,000    $23,651,719    $6,656,250
Marion O. Sandler...    60,000     2,778,125      457,500       180,000     23,651,719     6,656,250
James T. Judd.......    67,500     2,975,000      127,500       150,000      6,167,187     5,555,625
Russell W. Kettell..    20,400       985,450      227,100       150,000     11,540,887     5,555,625
Michael Roster......         0             0            0        75,000              0     2,887,500

--------------------

(A) Market value of underlying securities at exercise date less the option price.

(B) Market value of unexercised "in-the-money" options at year-end less the option price of such options.

Common Stock Performance Graph

   The graph below compares the yearly change in the Company's cumulative total stockholder return on its Common Stock for the five years ended December 31, 2000 with the cumulative total return, assuming reinvestment of dividends, of each of the Standard & Poor's 500 Stock Index and the Standard & Poor's Major Regional Bank Index. The returns of each component company of each index have been weighted according to the stock market capitalization of the respective company. Cumulative total stockholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the beginning and the end of the measurement period by (ii) the share price at the beginning of the measurement period.


                   TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH

                                               [OBJECT OMITTED]

                                   1995   1996    1997   1998    1999   2000
GOLDEN WEST FINANCIAL CORPORATION  100     115    179     169    186     378
S&P 500 INDEX                      100     123    164     211    255     232
S&P MAJOR REGIONAL BANKS           100     137    205     227    195     249

    Assumes $100 invested on December 31, 1995 in the stock of Golden West Financial Corporation, S&P 500 Index and the S&P Major Regional Banks (weighted by market capitalization). Total return assumes reinvestment of dividends.

                              APPROVAL OF AUDITORS

   The Board of Directors has appointed Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 2001, subject to stockholder approval. If the stockholders do not vote in favor of the appointment of Deloitte & Touche LLP, the Board of Directors will consider the selection of other auditors.

   Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. They will be given the opportunity to make a statement, if they desire to do so.

   Deloitte & Touche LLP has served as the Company's independent auditors since 1963 and was selected by the Board of Directors to serve in 2000, which selection was ratified and approved by the stockholders of the Company on May 2, 2000. In order to be adopted, the proposal to approve the appointment of Deloitte & Touche LLP as auditors for the Company must be approved by the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the meeting. The Board of Directors recommends a vote FOR the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 2001.

Audit Fees

    The Company's independent auditors, Deloitte & Touche, were paid the following fees during the year ended December 31, 2000:

    Audit Fees . . . . . . . . . . . . . . . . . . . . . . .$521,670
    Financial Information Design and Implementation Fees . .       0
    All Other Fees . . . . . . . . . . . . . . . . . . . . . 167,956


                 STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders'proposals intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company not later than November 12, 2001, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Proposals should be addressed to the Company at 1901 Harrison Street, Oakland, California, 94612, Attention: Corporate Secretary.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2002 Annual Meeting of Stockholders of the Company, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the stockholder should give appropriate notice no later than January 26, 2002. If a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement, and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the 2002 Annual Meeting of Stockholders of the Company.


                                  OTHER MATTERS

   The management knows of no business other than that mentioned above to be transacted at the Annual Meeting, but if other matters do properly come before the meeting it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment, and discretionary authority to do so is included in the proxy.

                                          GOLDEN WEST FINANCIAL CORPORATION
                                          Oakland, California

March 12, 2001

                                   Appendix A

                         Charter for the Audit Committee
                            of the Board of Directors
                        Golden West Financial Corporation
                              Adopted July 20, 2000

Purpose

    The purpose of the Audit Committee established by this charter is to oversee the corporate financial reporting process and the internal and external audits of Golden West Financial Corporation (the "Company"). The Audit Committee will undertake those specific duties, responsibilities and processes listed below, and such other duties as the Board of Directors (the "Board") from time to time may prescribe. In fulfilling this role, the Audit Committee will ensure that there is effective communication among the Board, management and outside auditors. In this way, the Committee will help the Board fulfill its oversight responsibility to the stockholders and the investment community relating to the Company's financial statements and financial reporting process.


Charter Review

    The Audit Committee will review and reassess the adequacy of this charter at least once a year. This review initially will be conducted prior to the July 20, 2000 meeting of the Board, and in subsequent years at the first Audit Committee meeting following the Company's annual meeting of stockholders, but may be conducted at any time the Audit Committee desires to do so. In addition, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), the Audit Committee will cause the Company to publicly file this charter (as then constituted).


Membership

    The Audit Committee will be comprised of at least three members of the Board. The members will be appointed by and will serve at the pleasure of the Board. The members of the Audit Committee will not be officers or employees of the Company. Each member of the Audit Committee will be "independent" as defined by and to the extent required by the rules of the New York Stock Exchange ("NYSE").

    Each member of the Audit Committee also must be "financially literate" as interpreted by the Board, in its business judgment, or must become "financially literate" within a reasonable period of time after his or her appointment to the Audit Committee. Among other things, this means that members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee must have "accounting or related financial management expertise," as interpreted by the Board in its business judgment. This may include past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.


Responsibilities

    The responsibilities of the Audit Committee include:

     1. Recommending outside auditors for approval by the Board and, if necessary, the termination of the outside auditors presently engaged;

     2. Reviewing the plan for the audit and related services at least annually;

     3. Reviewing audit results and annual and interim financial statements and discussing the audited financial statements with both the Company's outside auditors and the Company's management prior to any public filing of those reports;

     4. Reviewing any significant disputes between management and the outside auditors that arise in connection with the preparation of the audited financial statements;

     5. Reviewing major issues regarding accounting principles and practices that could significantly impact the Company's financial statements;

     6. Discussing with the Company's outside auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 (including amendments or supplements), such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management;

     7. Ensuring the receipt of, and reviewing, a formal written statement from the Company's outside auditors delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No.1;

     8. Reviewing and actively discussing with the Company's outside auditors the auditors' independence, including any disclosed relationship or service that may impact the objectivity and independence of the outside auditors;

     9. Recommending that the Board take appropriate action to ensure the independence of the outside auditors;

     10. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the outside auditors management letters or summaries on such internal accounting controls;

     11. Overseeing the Company's procedures for preparing published annual statements and management commentaries;

     12.  Overseeing the effectiveness of the internal audit function;

     13. Overseeing the Company's compliance with SEC requirements for disclosure of auditors' services and Audit Committee members and activities; and

     14. Ensuring that the Company provides annual written affirmation to the NYSE regarding (i)any Board determination regarding the independence of the Audit Committee members, (ii) the financial literacy of the Audit Committee members, (iii) the determination that at least one member has the requisite accounting or financial expertise, and (iv) the annual review of this charter.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it. It shall have the power to investigate any matter falling within its jurisdiction and to retain counsel and other advisors.

    Finally, the Audit Committee will ensure that the outside auditors understand both (i) their ultimate accountability to the Board and to the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate in the exercise of the Board's business judgment, replace the Company's outside auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Meetings

    The Audit Committee will meet with the Company's outside auditors upon the completion of the annual audit (which meeting may be held without the presence of management), and at such other times as it deems appropriate, to review the outside auditors' examination and management report. It also shall meet regularly with members of management to discuss, among other things, any matters that could have a material financial effect on the Company.

Reports

    The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee also will prepare and sign a report for inclusion in the Company's proxy statement for its annual meeting of stockholders.

GOLDEN       Proxy             PROXY SOLICITED BY BOARD OF DIRECTORS
WEST
FINANCIAL           The undersigned hereby appoints Russell W. Kettell, Michael
CORPORATION         Roster and Herbert M. Sandler and, or any of them, each with
-----------         power of substitution, as proxies of the undersigned to
                    attend the Annual Meeting of Stockholders of Golden West
                    Financial Corporation (the "Company"), to be held on the fourth floor of the Company's headquarters located at 1901
                    Harrison Street, Oakland, California on May 1, 2001, commencing at 11:00 a.m., and any adjournment thereof, and to vote the number of shares of Common Stock, $.10 par value, of the Company, which the undersigned would be entitled to vote if personally present on the following:

(1) ELECTION OF DIRECTORS   |_| FOR all nominees listed below   |_| WITHHOLD AUTHORITY to vote
                                (except as marked to the            for all nominees listed below
                                contrary below)

           Patricia A. King, Marion O. Sandler, Leslie Tang Schilling

      (INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

(2) RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, to serve as the Company's independent auditors for the year ended December 31, 2001.

                 |_| FOR        |_| AGAINST        |_| ABSTAIN

(3) In their discretion, upon all other matters as may properly be brought before the meeting or any adjournment thereof.

                                    (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                        GOLDEN WEST FINANCIAL CORPORATION

     The Annual Meeting of Stockholders of Golden West Financial Corporation (the "Company") will be held on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California on Tuesday, May 1, 2001, commencing at 11:00 a.m.for the following purposes:

     (1) To elect three members of the Board of Directors to hold office for three-year terms and until their successors are duly elected and qualified;

     (2)  To ratify the selection of independent auditors; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 5, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during ten days prior to the meeting, at the office of the Secretary of Golden West Financial Corporation, 1901 Harrison Street, Oakland, California.

                                        By order of the Board of Directors

                                        /s/ Michael Roster
                                        MICHAEL ROSTER
                                        Executive Vice President and  Secretary

March 12, 2001

IMPORTANT:  To assure your representation at the meeting, please detach, complete, date, sign and mail the attached Proxy promptly in the return envelope, which has been provided.

(Continued from other side)

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED BY MANAGEMENT AND FOR PROPOSAL 2.

     Please date and sign below exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full names in such capacity.




                                          ------------------------------
                                          (Signature of Stockholder)


                                          ------------------------------
                                          (Signature of Stockholder)


                                          Dated__________________________,2001

Stockholders are Urged to Complete, Sign and Return This Proxy Promptly in the
                               Enclosed Envelope.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *